Exhibit 10.2
ASSIGNMENT AND ASSUMPTION OF LEASE
This Assignment and Assumption of Lease (the “Assignment”) is made and entered into as of this 19th day of February, 2009 (“Assignment Date”), by and between Philip Elghanian, an individual (“Assignor”), and Fontana Medical Plaza, LLC, a California limited liability company (“Assignee”), with reference to the following facts.
R E C I T A L S :
A. Pursuant to the terms of that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated September 8, 2008, by and between Assignor, as buyer, and Hovic Perian and Rima Perian, collectively, as seller (the “Seller”), and that certain Addendum “1” thereto, as the same has been subsequently amended (the “Purchase Agreement”), Assignor agreed to purchase the Property (as such term is defined in the Purchase Agreement), located in the City of Fontana, County of San Bernardino, State of California and all Improvements (as such term is defined in the Purchase Agreement) located thereon.
B. An escrow for the purchase and sale of the Property has been opened at Fidelity National Title Company, escrow no. 521434-CL (the “Escrow”).
C. Pursuant to that certain Assignment and Assumption of Purchase Agreement dated as of February  _____  , 2009 by and between Assignor and Assignee, Assignor assigned all of his rights, interests, benefits, liabilities, duties and obligations arising under the Purchase Agreement and the Escrow (and related documents) to Assignee, and Assignee assumed all of said rights, interests, benefits, liabilities, duties and obligations.
D. Assignor (as lessor) and DVA Healthcare Renal Care, Inc. (as lessee) entered into that certain Lease Agreement dated as of February 6, 2009 (the “Lease”).
E. Assignor now desires to assign and transfer to Assignee all of Assignor’s rights and interests in and to, and obligations under the Lease, and Assignee desires to assume all of Assignor’s rights, title, interests and obligations in, to and under the Lease, as set forth herein.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1. Assignment and Assumption. Effective as of the Assignment Date, Assignor hereby grants, transfers, conveys, assigns and delegates to Assignee all of the rights, interests and obligations of Assignor in, to and under the Lease. Assignee hereby accepts such assignment and delegation by Assignor and expressly and unconditionally assumes and covenants to keep, perform, fulfill and discharge all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor as lessor in and under the Lease.

2. Attorneys’ Fees. In the event any party institutes any action, arbitration or proceeding against the other party with regard to this Assignment, the prevailing party of such action shall be entitled to recover from the nonprevailing party (in addition to all other remedies provided by law) its attorneys’ fees and costs incurred in such action or proceeding.
3. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document. Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.
4. Survival. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns.
5. No Third Party Beneficiaries. Assignor and Assignee do not intend, and this Assignment shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Assignment.
IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Assignment Date.

ASSIGNOR:

/s/ Philip Elghanian

PHILIP ELGHANIAN, an individual

ASSIGNEE:

FONTANA MEDICAL PLAZA, LLC, a California limited liability company

By:	NETREIT, a California corporation, its managing member

	By:	/s/ Kenneth W. Elsberry

		Name:	Kenneth W. Elsberry
		Title:	Chief Financial Officer